                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement of Integrated Process Equipment Corp. (the "Company") on Form S-8 (Registration No. 33-79178) filed with the Securities and Exchange Commission (the "Commission") on May 20, 1994, the Company's Registration Statement on Form S-8 (Registration No. 33-80936) filed with the Commission on June 28, 1994, the Company's Registration Statement on Form S-3 Amendment No. 3 (Registration No. 33-90384) filed with the Commission on May 12, 1995, the Company's Registration Statement on Form S-3 (Registration No. 333-16287) filed with the Commission on November 18, 1996 (the "1996 S-3") and Amendment No. 1 to the 1996 S-3 filed with the Commission on January 17, 1997, of our report dated August 18, 1995, on our audits of the consolidated financial statements of the Company as of June 30, 1995 and for each of the years in the two-year period then ended, which report is included in the Annual Report on Form 10-K, as amended.



/s/ Richard A. Eisner & Company, LLP
------------------------------------

New York, New York
January 14, 1997


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